Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 4, 2025, with respect to the consolidated financial statements of Adial Pharmaceuticals, Inc. included in the Annual Report on From 10-K of Adial Pharmaceuticals, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marlton, New Jersey

October 20, 2026